Exhibit 10.17

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF ITS COUNSEL, OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

$150,000

This Promissory Note (this “Note”) is made as of the 20th day of September, 2017 by the undersigned, Dolphin Entertainment, Inc., a Florida corporation (the “Borrower”), and the Mayer-Vogel Trust, a trust (the “Lender”).

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Lender, the principal sum of one hundred fifty thousand dollars ($150,000) with interest at the rate of ten  percent (10%) per annum until September 20, 2018 (the “Maturity Date”), all payable in lawful money of the United States of America, as described herein. Interest shall be payable in 30-day installments after the execution date hereof; and, either (i) upon prepayment of such loan (to the extent accrued on the amount being prepaid) or (ii) on the Maturity Date.

Payments of principal and interest shall be delivered to the holder of this instrument at such locations as the Lender shall inform the Borrower. This Note may be prepaid, in whole or in part, at any time without penalty.

All payments shall apply first to accrued interest, and the remainder, if any, to reduction of principal. If any installment of principal or interest is not paid when due, or upon any default in the performance of any of the covenants or agreements of this Note, or of any instrument now or hereafter evidencing or securing this Note or the obligation represented hereby, the whole indebtedness (including principal and interest) remaining unpaid shall at the option of the Lender, become immediately due, payable and collectible, and while in default, such outstanding indebtedness under  this Note shall bear interest at a rate equal to the interest rate stated above plus 2.00%.  The Borrower waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

If at any time and for any reason whatsoever, the interest rate payable on this Note shall exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.

This Note is not secured by any interest in Florida real property. Accordingly, Florida documentary stamp tax due in connection with the execution and delivery of this Note is limited to $2,450 pursuant to Section 201.08(1)(a) F.S. The documentary stamp tax due will be remitted to the Florida Department of Revenue by the Borrower by filing a Form DR-228 within twenty (20) days of the date of this Note.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day and year first above written.

Payable at:	Mayer-Vogel Trust [NOTE HOLDER ADDRESS] or such other place as shall be designated by the holder of this Note in writing.	Dolphin Entertainment, Inc. By:/s/ William O’Dowd, IV Name: William O’Dowd, IV Title: President and Chief Executive Officer